Exhibit 99.1

FOR IMMEDIATE RELEASE

At Heska Corporation:	At Hayden IR:
Jason Napolitano, Executive Vice President & CFO	Brett Maas, Managing Partner
(970) 493-7272, Ext. 4105	(646) 536-7331
brett@haydenir.com

Heska Announces Continued Growth for the
First Quarter of 2014

Core Companion Animal Health Revenue Increases 11.0% from Prior-Year Period

LOVELAND, CO, May 8, 2014 --  Heska Corporation (NASDAQ: HSKA - News; “Heska” or the “Company”), a provider of advanced veterinary diagnostic and other specialty veterinary products, today reported financial results for its first quarter ended March 31, 2014. The Company previously announced the acquisition of 54.6% of Cuattro Veterinary USA, LLC, which was subsequently renamed Heska Imaging US, LLC (“Heska Imaging”), and this acquisition is reflected in Heska’s consolidated financial results for the first quarter of 2014. The first quarter of 2013 included approximately five weeks’ contribution from this acquisition.

First Quarter 2014 Highlights:
•	Consolidated revenue for the first quarter of 2014 was up 9.6% to $20.8 million from $19.0 million in the first quarter of 2013.
•	Core Companion Animal Health revenue increased approximately 11.0%, while Other Vaccines, Pharmaceuticals and Products revenue increased 2.9% as compared to the first quarter of 2013.
•	Gross profit for the first quarter of 2014 was up 6.1% to $8.3 million from $7.8 million in the first quarter of 2013.
•	Gross margin was 39.8% compared to gross margin of 41.1% in the first quarter of 2013.
•
The Company reported net income attributable to Heska Corporation of $192 thousand, or 3 cents per diluted share, compared to a net loss of $386 thousand in the first quarter of 2013, or a loss of 7 cents per diluted share.

•	Heska completed the quarter with $6.2 million in cash, $1.1 million in short-term debt and $17.6 million in working capital.

“This was a strong start to 2014, with notable year-over-year improvements in both revenue and profitability,” commented Robert Grieve, Heska’s Executive Chair.  “Our commercial strategy continues to drive momentum in our analyzer placements, and our comprehensive offering is helping us to capture market share, including among the coveted high-volume veterinary practices.  Firm attention to expenses throughout the past year is now driving incremental profitability, as evidenced by our top-line sales growth, accompanied by lower dollar operating expenses.  Considering that our prior year 2013 operating expenses were burdened by only five weeks’ of Heska Imaging expenses as compared to 2014’s full quarter of expenses, the lower total operating expenses during the current period demonstrates significant traction in our efforts at strict expense management.  We are encouraged by this positive start to the year.”

Financial Results
First quarter 2014 revenue was $20.8 million, up 9.6% as compared to the first quarter of 2013. In the first quarter of 2014, Core Companion Animal Health revenue increased approximately 11.0% to $17.4 million from $15.6 million in the prior year period.  Other Vaccines, Pharmaceuticals and Products revenue increased approximately 2.9% to $3.4 million from $3.3 million in the first quarter last year.  Gross profit was $8.3 million, or a 39.8% gross margin, in the first quarter of 2014 compared with gross profit of $7.8 million, or 41.1% gross margin, in the first quarter of 2013.  Total operating expenses were $8.4 million, or 40.3% of sales, in the first quarter of 2014 compared with total operating expenses of $8.5 million, or 44.7% of sales, in the prior year period.  The Company reported an operating loss of $101 thousand in the first quarter of 2014, compared to an operating loss of $682 thousand in the first quarter of 2013.  Loss before income taxes was $117 thousand in the first quarter of 2014, compared to a loss before taxes of $671 thousand in the prior year period.  In the first quarter of 2014, net income attributable to Heska Corporation was $192 thousand, or $0.03 per diluted share, compared to a net loss attributable to Heska Corporation of $386 thousand, or $0.07 per diluted share, in the first quarter of 2013.

Balance Sheet
As of March 31, 2014, Heska had $6.2 million in cash and working capital of $17.6 million. Stockholders’ equity decreased to $46.1 million compared to $47.1 million as of December 31, 2013.

Investor Conference Call
Management will conduct a conference call on Thursday, May 8, 2014 at 9 a.m. MDT (11 a.m. EDT) to discuss the first quarter 2014 financial results.  To participate, dial (877) 941-2927 (domestic) or (480) 629-9677 (international); the conference call access number is 4682162.  The conference call will also be broadcast live over the Internet at http://www.heska.com.  To listen, simply log on to the web at this address at least ten minutes prior to the start of the call to register, download and install any necessary audio software. Telephone replays of the conference call will be available for playback on Heska’s home page at www.heska.com until May 22, 2014.  The telephone replay may be accessed by dialing (800) 406-7325 (domestic) or (303) 590-3030 (international).  The replay access number is 4682162.

About Heska
Heska Corporation (NASDAQ: HSKA - News) sells advanced veterinary diagnostic and other specialty veterinary products.  Heska’s state-of-the-art offerings to its customers include blood testing instruments and supplies, digital imaging products, software and services, and single use products and services such as in-clinic heartworm diagnostic tests, heartworm preventive products, allergy immunotherapy products and allergy testing.  The Company’s core focus is on the canine and feline markets where it strives to provide high value products and unparalleled customer support to veterinarians.  For further information on Heska and its products, visit the company’s website at www.heska.com.

Forward-Looking Statements
This announcement contains forward-looking statements regarding Heska’s future financial and operating results, including Heska Imaging.  These statements are based on current expectations and are subject to a number of risks and uncertainties.  Investors should note that there is an inherent risk in using past results, including trends, to predict future outcomes.  In addition, factors that could affect the business and financial results of Heska generally include the following: uncertainties related to Heska’s ability to generate profits consistently and over the long run; uncertainties related to commercial success with any given customer segment, in particular larger customers; uncertainties related to the measurement of and sustainability of any gains in market share; risks related to reliance on a given strategy as market dynamics change; uncertainties related to Heska’s ability to sell and market its products in an economically sustainable manner; risks related to Heska’s reliance on large customers, in particular large pharmaceutical companies that may be involved in acquisitions, divestitures or mergers which could undermine Heska’s business relationship with such entities; competition; risks related to reliance on third parties for research and development activities; risks related to Heska’s reliance on third-party suppliers, which is substantial; and the risks set forth in Heska’s filings and future filings with the Securities and Exchange Commission, including those set forth in Heska’s Annual Report on Form 10-K for the year ended December 31, 2013.

Financial Table Follows:

Consolidated Statements of Operations
In Thousands, Except per Share Amounts
(unaudited)

	Three Months Ended March 31,
	2013	2014
Revenue:
Core companion animal health	$15,649	$17,366
Other vaccines, pharmaceuticals and products	3,330	3,427
Total revenue, net	18,979	20,793

Cost of revenue	11,177	12,514

Gross profit	7,802	8,279

Operating expenses:
Selling and marketing	5,125	4,945
Research and development	390	388
General and administrative	2,969	3,047
Total operating expenses	8,484	8,380
Operating income (loss)	(682)	(101)
Interest and other (income) expense, net	(11)	16
Income (loss) before income taxes	(671)	(117)
Income tax expense (benefit):
Current tax expense	6	21
Deferred tax expense (benefit)	(325)	135
Total income tax expense (benefit)	(319)	156
Net income (loss)	$(352)	$(273)
Net income (loss) attributable to non-controlling interest	34	(465)
Net income (loss) attributable to Heska Corporation	(386)	192

Basic net income (loss) per share attributable to Heska Corporation	$(0.07)	$0.03
Diluted net income (loss) per share attributable to Heska Corporation	$(0.07)	$0.03

Weighted average outstanding shares used to compute basic net income (loss) per share attributable to Heska Corporation	5,547	5,870
Weighted average outstanding shares used to compute diluted net income (loss) per share attributable to Heska Corporation	5,547	5,985

Balance Sheet Data
In Thousands (unaudited)

	December 31, 2013	March 31, 2014
Cash and cash equivalents	$6,016	$6,200
Total current assets	33,911	33,016
Note receivable – related party	1,407	1,421
Total assets	93,553	94,026
Line of credit	4,798	922
Other short-term borrowings, including current portion of long-term note payable	132	159
Total current liabilities	17,706	15,425
Long-term note payable, net of current portion	369	309
Non-controlling interest	13,659	14,246
Public Common Stock subject to redemption	3,405	4,116
Stockholders’ equity	47,116	46,090

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